UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 22, 2007
Asset Acceptance Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28405 Van Dyke Avenue, Warren,		48093
Michigan

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		586-939-9600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2007, at the Asset Acceptance Capital Corp., (the “Company”) Annual Meeting, the Company’s stockholders approved amendments to the Company’s 2004 Stock Incentive Plan (the “Incentive Plan”), which include (1) expansion of the current anti-dilution provision to include more circumstances under which adjustments would be required to prevent dilution or enlargement of the benefits or potential benefits that are intended to be made available under the Incentive Plan, and (2) revision of the Incentive Plan’s amendment provision to require stockholder approval for the Incentive Plan amendments only when required by law or when the board of directors determines that stockholder approval is desirable for tax, securities, stock exchange, or other purposes. The foregoing description of the amendments is qualified in its entirety by reference to the amended Incentive Plan that is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibits
Exhibit Number
10.1     2004 Stock Incentive Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
May 29, 2007	By:	/s/ Nathaniel F. Bradley IV
Name: Nathaniel F. Bradley IV Title: Chairman of the Board, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	2004 Stock Incentive Plan, as amended